Exhibit 99.2

Mineral Exploitation Agreement

This Mineral Exploitation Agreement (“Agreement”) is made and entered into as of July 21, 2011 (the “Effective Date”) by and between Eco Ventures Group, Inc. (“ECO VENTURES”), a company incorporated in the State of Nevada USA, and Broken Hills, LLC (“BROKEN HILLS”), a limited liability company formed in the Stat of Utah (collectively, the “Parties”).

RECITALS

A.
BROKEN HILLS owns the rights to certain mining claims located in the State of Nevada (the “Claims”) until December 2011.  The Claims include, but are not limited to, all rights, title and interest to all ground (“Ore”) and the minerals contained therein; including, but not limited to, gold, silver, platinum, rhodium and palladium (“Minerals”).

B.
BROKEN HILLS and ECO VENTURES desire to secure those Claims, and others, permanently and to be able to exploit the Minerals located on those claims to the mutual benefit of ECO VENTURES and BROKEN HILLS.

C.
BROKEN HILLS and ECO VENTURES desire this Agreement to be in two phases.  First phase is with BROKEN HILLS as the operator of the Claims: and Second phase is with ECO VENTURES as operator of the Claims.

D.	This Agreement defines the rights and obligations of ECO VENTURES and BROKEN HILLS.

AGREEMENT

1.	Securing of Claims and Formation of an Exploitation Committee

1.1.
ECO VENTURES shall by August 31, 2011, provide one hundred thousand USD ($100,000) to permanently secure the Claims, as well as others deemed valuable by the Exploitation Committee.  The Claims shall be registered in a company to be set up by ECO VENTURES and BROKEN HILLS with ECO VENTURES owning ninety percent (90%) and BROKEN HILSS owning ten percent (10%) as a whole.

1.2.
ECO VENTURES and BROKEN HILLS shall form an exploitation committee to oversee the securing of and exploitation of the Claims. The initial size of the committee shall be four, two representatives appointed by ECO VENTURES and two representatives appointed by BROKEN HILLS. The size of the committee may be changed at anytime through unanimous agreement of the Parties.  The initial four members on the committee shall be Philip Harper, Jack Bingham, Dr. Dwayne Dundore, and Randall Lanham.  Either party may change its representatives at anytime by providing written notification to the other party of the change.  ECO VENTURES will provide Dr. Dundore and Mr. Lanham’s expertise, knowledge and skill at no cost to BROKEN HILLS.

1.3.	The exploitation committee shall have full control over the approval of work plans and areas of the Claims to exploit.

2.	Phase One – BROKEN HILLS Role as Operator

2.1.
During Phase One of this Agreement, BROKEN HILLS shall be the operator of the Property and has all rights necessary or incident to or for the performance of its activities under this Agreement, including, but not limited to, the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Utah or any other governmental or other entity having regulatory authority over any part of the Property.

2.2.
In the conduct of its exploration, development and other activities on the Property, BROKEN HILLS shall be responsible for compliance with applicable laws and regulations, including laws and regulations related to exploration, development, mining and reclamation.

2.3.
BROKEN HILLS shall permit ECO VENTURES, and/or its representative(s) duly authorized in writing, to visit and inspect the Property at their sole risk and expense at all reasonable times and intervals, and data obtained by BROKEN HILLS as a result of its operations thereon, provided always that ECO VENTURES or its representative will abide by the rules and regulations laid down by BROKEN HILLS relating to matters of safety and efficiency in its operations.

2.4.
BROKEN HILLS shall ensure that all work performed by BROKEN HILLS and its contractors on the Property is done in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.

2.5.
During Phase One, BROKEN HILLS shall be responsible for shipping the Ore from the Claims F.O.B. to Groveland, Florida.  BROKEN HILLS hereby agrees to supply as much Ore as ECO VENTURES can process at its Groveland facility.

2.6.	ECO VENTURES shall deliver seventy-five thousand USD ($75,000) to BROKEN HILLS, LLC. On or before August 15, 2011, to provide for shipping and costs of delivery of Ore.

2.7.
Gross revenues derived from Ore delivered by BROKEN HILLS to ECO VENTURES’ Groveland facility during Phase One shall be split sixty percent (60%) ECO VENTURES and forty percent (40%) BROKEN HILLS (60-40).

3.	Phase Two – ECO VENTURES’ Role as Operator

3.1.
ECO VENTURES shall provide funding to purchase stationary or mobile facilities to place on or near the Claims to exploit the Minerals.  Purchase of the facilities shall commence once the Claims and necessary permits have been secured to exploit the Minerals.

3.2.
ECO VENTURES shall be the operator of the Property and has all rights necessary or incident to or for the performance of its activities under this Agreement, including, but not limited to, the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Utah or any other governmental or other entity having regulatory authority over any part of the Property.

3.3.
In the conduct of its exploitation, development and other activities on the Property, ECO VENTURES shall be responsible for compliance with applicable laws and regulations, including laws and regulations related to exploration, development, mining and reclamation.

3.4.
ECO VENTURES shall be responsible to make timely payments of required claim maintenance fees, royalties (Utah State BLM), property taxes, and any other payments required to maintain the Claims.  ECO VENTURES shall also be responsible for timely filing and recording of all documents required to evidence the payment of required claim maintenance fees.

3.5.
ECO VENTURES shall ensure that all work performed by each Party and its contractors on the Property is done in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority.

4.	ECO VENTURES’s Obligations under This Agreement

4.	ECO VENTURES shall provide the necessary intellectual property and know how to extract the Minerals from the Ore into a concentrate (“Mineral Concentrate”).

4.1.           ECO VENTURES shall then sell the Mineral Concentrate and be responsible for collecting funds.  The funds due BROKEN HILLS shall be deposited into an escrow account (“Escrow Account”).

4.2.
Within five (5) business days of receipt of funds from the sale of Mineral Concentrate the Escrow Account shall deliver the revenues due to BROKEN HILLS in the form of a wire transfer or certified funds per BROKEN HILLS instructions.  BROKEN HILLS percentage of funds shall be in accordance with the following schedule:

a.	Phase one – with BROKEN HIIILS as Operator and delivering Ore F.O.B. Groveland, Florida the revenues shall be spilt sixty (60%) to ECO VENTURES and forty (40%) to BROKEN HILLS (60-40).

b.
Phase two – ECO VENTURES as Operator of the Property, the first twenty thousand (20,000) tons of Ore processed, the revenues shall be split ninety percent (90%) to ECO VENTURES and ten percent (10%) to BROKEN HILLS.

c.	Once ECO VENTURES has processed more than twenty thousand tons (20,000) of Ore, the revenues thereafter shall be split ninety-five percent (95%) to ECO VENTURES and five percent to BROKEN HILLS.

d.	BROKEN HILLS shall continue to receive their five percent (5%) until all Ore is processed from all secured Claims and circuits.

5.	BROKEN HILLS’s Obligations under This Agreement

5.1.
BROKEN HILLS shall continue to preserve and protect their right title and interest to the Claims and take all necessary actions to insure their delivery of the Ore until the Parties can Permanently Secure the claims.

5.2.
During Phase One, BROKEN HILLS shall deliver “Free On Board” (“FOB”) to ECO VENTURES warehouse in Groveland, Florida as much Ore as ECO VENTURES can process and exploit.  The Parties agree to work in good faith to establish shipping and processing schedules in an effort to maximize the return on exploitation of the Minerals.

5.3.
During Phase One - Upon completion of the Ore processing and extraction of the Minerals, BROKEN HILLS shall be responsible for the picking up and returning (“Reclaiming”) the waste ore back to the Claim site.

5.4.	During Phase One - ECO VENTURES hereby agrees to deliver back to BROKEN HILLS the Reclaimed waste in a natural state or non-toxic hazmat condition.

6.	Representations and Warranties made by ECO VENTURES

ECO VENTURES represents and warrants to BROKEN HILLS that:

6.1.
ECO VENTURES is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business and in good standing under the laws of the State of Nevada.  ECO VENTURES has the requisite corporate authority and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

7.	Representations and Warranties made by BROKEN HILLS

BROKEN HILLS represents and warrants to ECO VENTURES to the best of its knowledge and understanding that:

7.1.
The Mineral Leases to the Claims are valid and in full force and BROKEN HILLS is not in violation of any of the terms of those agreement.  Furthermore, the Property is free and clear of any other liens, claims, or encumbrances and BROKEN HILLS has the right title interest to the Ore for Mineral exploitation.

7.2.
BROKEN HILLS is duly formed, validly existing and in good standing under the laws of Utah, and is qualified to do business in the State of Utah.  BROKEN HILLS has the requisite authority and capacity to carry on business as presently conducted, to enter into this Agreement, and to perform all of its obligations hereunder.

7.3.
There are no outstanding agreements, leases or options (whether oral or written) which contemplate the acquisition of the Claims or any interest that would prevent BROKEN HILLS from meeting and/or performing any of the terms and/or conditions of this Agreement.

7.4.
All requisite action on the part of BROKEN HILLS, and on the part of its officers and members, necessary for the execution, delivery, and performance by it of this Agreement and all other agreements contemplated hereby, have been taken.  This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other party), will be, legal, valid, and binding obligations of it enforceable against it in accordance with their respective terms. Notwithstanding the foregoing, no representation is made as to the availability of equitable remedies for the enforcement of this Agreement or any other agreement contemplated hereby.

7.5.
There are no material actions, suits or proceedings pending or, to the knowledge of BROKEN HILLS, threatened against or affecting the Property, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality.  To the knowledge of BROKEN HILLS, it is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality, which relates to the Property.

8.	Termination of this Agreement

8.1.	This Agreement shall remain in full force and effect so long as the Claims and circuits are being Exploited by either Party and/or their heirs and/or assigns.

8.2.
In the event that either Party is in default in the observance or performance of any of the covenants, agreements or obligations under this Agreement, the other Party may give written notice of such alleged default specifying the details of same.  The defaulting Party shall have 30 days following receipt of said notice within which to remedy any such default described therein, or to diligently commence action in good faith to remedy such default.

9.	Assignment

9.1.	This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

9.2.
Either Party may, upon the prior written approval of the other Party, which approval shall not be unreasonably withheld, assign this Agreement to other parties that are not affiliated with the assigning Party at any time, provided that the assignee agrees in writing to assume all obligations under this Agreement.  Upon such assignment, the assigning Party shall have no further obligations or liabilities under this Agreement.

9.3.
If at anytime the Mineral Exploitation and circuit facility located on site should be sold than ECO VENTURES shall receive ninety percent (90%) of the gross revenues and BROKEN HILLS shall receive ten percent (10%) of the gross revenues.  However, ECO VENTURES shall receive five million USD ($5,000,000) off the top for initial costs.

10.	Dispute Resolution

10.1.
If the Parties are unable to resolve a dispute arising under this Agreement, then either party may request that the matter be determined by binding arbitration. The parties shall first endeavor to select a single arbitrator who, by virtue of education and experience, has knowledge and expertise regarding gold exploration contracts and the conduct of gold exploration, development, mining, and processing activities. If the parties are unable to agree upon a single arbitrator within fifteen (15) days, then each party shall select one arbitrator, and the two arbitrators will choose a third arbitrator. Arbitration proceedings will be conducted in Salt Lake City, Utah in accordance with the Rules and Procedures of the American Arbitration Association. The arbitrators may, in their discretion, direct one party to pay all or some part of the attorney's fees and costs incurred by the other party. The parties may conduct discovery in accordance with the Utah Rules of Civil Procedure. The arbitrators' decision shall be final and binding, and the prevailing party may submit the arbitrators' decision to a court for enforcement.

11.	Entire Agreement

11.1.	This Agreement contains the entire agreement between the parties relating to the Property.

12.	General

12.1.	Notice to ECO VENTURES or to BROKEN HILLS shall be sufficiently given if delivered personally, or if sent by prepaid mail or reputable overnight courier, or if transmitted by facsimile to such party:

In the case of a notice to ECO VENTURES at:

ECO VENTURES GROUP, INC.
7432 State Road 50
Suite 101
Groveland, FL 34736

In the case of a notice to BROKEN HILLS at:

Broken Hills, LLC.
956 Chester Lane
Kaysville, Utah 89637

or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section.

12.2.
Each of ECO VENTURES and BROKEN HILLS shall, with reasonable diligence, do all such things and provide all such reasonable assurances and assistance as may be required to consummate the transactions contemplated by this Agreement and each party shall provide such further documents or instruments required by the other party as may reasonably be necessary or desirable in order to give effect to the terms and conditions of this Agreement and carry out its provisions at, before or after the Effective Date.

12.3.
This Agreement may be executed by each of ECO VENTURES and BROKEN HILLS in counterparts and by facsimile, each of which when so executed and delivered shall be an original, but both such counterparts, whether executed and delivered in the original or by facsimile, shall together constitute one and the same agreement.  The parties agree to execute and deliver a short form of this Agreement to be prepared by ECO VENTURES, which the parties agree ECO VENTURES may record in the official records of the county where the claims are located.

12.4.
BROKEN HILLS and ECO VENTURES agree that this Agreement shall be construed to benefit the parties hereto and their respective permitted successors and assigns only, and shall not be construed to create any third party beneficiary rights in any other party or in any governmental organization or agency.

12.5.
This Agreement is the product of negotiation and preparation by both BROKEN HILLS and ECO VENTURES. BROKEN HILLS and ECO VENTURES therefore expressly acknowledge and agree that this Agreement shall not be deemed to have be prepared or drafted by one party or the other and will be construed accordingly.

12.6.
In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement contemplated hereby.

12.7.
No implied term, covenant, condition or provision of any kind whatsoever shall affect any of the parties’ respective rights and obligations hereunder, including, without limitation, rights and obligations with respect to exploration, development, mining, processing and marketing of minerals, and the only terms, covenants, conditions or provisions which shall in any way affect any of their respective rights and obligations shall be those expressly set forth in this Agreement.

12.8.
This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of all Parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.

12.9.
This Agreement is, and the rights and obligations of the parties are, strictly limited to the matters set forth herein.  Each of the parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of either party, whether adjacent to, nearby, or removed from the Property, and neither party shall have any obligation to the other with respect to any opportunity to acquire any interest in any property outside the Property at any time, or within the Property after termination of this Agreement, regardless of whether the incentive or opportunity of a party to acquire any such property interest may be based, in whole or in part, upon information learned during the course of operations or activities hereunder.

13.	Signatures

IN WITNESS WHEREOF, the parties have executed this Mineral Exploitation Agreement effective as of the date first set forth above.

for ECO VENTURES GROUP, INC.
Randall J. Lanham President
for BROKEN HILLS, LLC.
Phillip Harper Chief Executive Officer

Amendment to the

Mineral Exploitation Agreement

This Amendment to the Mineral Exploitation Agreement (“Agreement”) is made and entered into as of August 3, 2011 (the “Effective Date”) by and between Eco Ventures Group, Inc. (“ECO VENTURES”), a company incorporated in the State of Nevada USA, and Broken Hills, LLC (“BROKEN HILLS”), a limited liability company formed in the Stat of Utah (collectively, the “Parties”).

"It is hereby agreed that for the purposes of this Agreement the following definitions apply:

"Ore" is defined as raw ground or earth.

"Ore Concentrate" is defined as Ore that has been treated so that the solid materials are reduced in size, by crushing, grinding and/or other process with the gangue (waste) being removed, thus concentrating the metal component.

For the purposes of this agreement, one ton of Ore Concentrate is equal to ten tons of Ore.  As example, if 1,000 tons of Ore Concentrate is processed at the Groveland facility in Florida it is equal to 10,000 tons of raw Ore.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Mineral Exploitation Agreement effective as of the date first set forth above.

for ECO VENTURES GROUP, INC.
Randall J. Lanham Chief Executive Officer
for BROKEN HILLS, LLC.
Phillip Harper Chief Executive Officer